SUBADVISORY AGREEMENT


          This SUBADVISORY AGREEMENT is dated as of April 16, 2002 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and BOSTON PARTNERS ASSET MANAGEMENT, L.P. a Delaware limited partnership (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SunAmerica Style Select Series, Inc., a Maryland corporation (the "Corporation"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement") pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

     WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A attached hereto (the "Portfolio"), and the Subadviser is willing to furnish such services;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of that portion of the assets of each Portfolio listed on Schedule A attached hereto (the "Assets"). The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish and communicate in writing to Subadviser, and in compliance with (a) the relevant objectives, policies, and limitations for each Portfolio set forth in the Corporation's current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations governing Subadviser's obligations under this Agreement.

          The Subadviser represents and warrants to the Adviser that the Assets of each Portfolio set forth in Schedule A managed by it will at all times be managed by Subadviser in compliance with all applicable federal and state laws governing Subadviser's obligations under this Agreement. Without limiting the foregoing and subject to Section 9(c) hereof, the Subadviser represents and warrants (1) that the Subadviser's management of the Assets of each Portfolio will be designed to achieve qualification by each Portfolio to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Portfolio assets, including depositing those assets in custody with institutions designated by the Corporation; and (b) applicable federal and state securities and commodities laws (other than state securities laws relating to the amount of Portfolio shares that may be sold in a particular state); provided that for purposes of Section 17(a), (d) and (e), the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it in writing by the Adviser. The Subadviser further represents and warrants that only with respect to any statements or omissions made in any Registration Statement for shares of the Corporation, or any amendment or supplement thereto, made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration
Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement. The Subadviser shall not be responsible for any expenses incurred by the Corporation, the Adviser, or a Portfolio.

     2. PORTFOLIO TRANSACTIONS. (a) The Subadviser is responsible for decisions, and is hereby authorized, to buy or sell securities and other investments for each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. In executing Portfolio transactions, the Subadviser will employ or deal with such broker-dealers or futures commission merchants that, in the Subadviser's reasonable judgement, provide best execution. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities

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of the  firm  involved,  and,  in the case of  securities,  the  firm's  risk in positioning a block of securities. Subject to such policies as the Directors may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any
other  subadviser  to  the  Corporation  and  its  respective   affiliates,   as
broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

          (b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, and rewarding sales or distribution, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio's transactions in securities and other investments to certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge: 1) all brokerage transactions are subject to best execution, and Subadviser will, to the extent consistent with its obligation of best execution, use its best efforts to direct commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser; 2) such direction may result in the Portfolio paying a higher commission, depending upon the arrangements negotiated between the Corporation or its Adviser and the particular broker-dealer or futures commission merchant; 3) if the Subadviser directs payments to a particular broker-dealer or futures commission merchant designated by the Adviser in excess of the percentage of Portfolio transactions specified by the Adviser, the executions may not be accomplished as rapidly and may cause Subadviser to determine that best execution cannot be obtained; 4) the Portfolio may forfeit the possible advantage derived from the aggregation of multiple orders as a single "bunched" transaction, orders for the Portfolio may be placed on a stand-

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alone basis and may be executed after Subadviser's bunched orders, the price and commission rates obtained by the Portfolio may be less favorable than that obtained in a bunched order where Subadviser would, be in a better position to negotiate commissions; and 5) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers, and nothing in this Section 2(b) constitutes a binding obligation or agreement on the part of the Subadviser to direct a particular percentage of a Portfolio's transactions to one or more brokers-dealers or futures commission merchants. Collectively, the foregoing factors may result in the Portfolio paying higher transaction and execution costs. As such the Subadviser may be unable to fulfill the Adviser's request for direction due to the reasons stated above.

     3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

     4. PROXY VOTING. The Subadviser will vote proxies relating to the Assets of each Portfolio for which Subadviser exercises investment discretion. Subadviser will vote all such proxies in accordance with such proxy voting guidelines as Subadviser may, from time to time, establish. Subadviser will not, however, advise or act for the Adviser, the Corporation or a Portfolio in any legal proceedings, including bankruptcies or class actions, involving securities held or previously held by a Portfolio or the issuers of these securities ("Legal Proceedings"). The Adviser will instruct the custodian and other parties providing services to the Corporation promptly to forward to Subadviser copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to Legal Proceedings). The Adviser agrees that Subadviser will not be responsible or liable for failing to vote any proxies where it has not received such proxies or related shareholder communications on a timely basis.

     5. REPORTS. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

     6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or

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


authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

It is understood that the Subadviser performs investment advisory services for various clients other than the Adviser, including accounts of clients in which the Subadviser or associated persons have a beneficial interest. The Subadviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from the advice given, or the timing or nature of action taken, with respect to the Assets of each Portfolio. Nothing in this Agreement shall be deemed to impose upon the Subadviser any obligation to purchase or sell for a Portfolio any security or other property which the Subadviser purchases or sells for its own accounts or for the account of any other client.

     7. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request; provided, however, that Subadviser may retain copies of such records.

          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation's auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

     8. REFERENCE TO THE SUBADVISER. Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

     9. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its

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officers,   directors,   partners,   agents,  employees,   controlling  persons,
shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser's providing services under this Agreement or the sale of securities of the Corporation.

          (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation
(including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon breach of this Agreement by the Subadviser; provided, however, that in no case shall Subadviser be obligated to indemnify or hold harmless the Adviser or its affiliates or such directors, officers or controlling persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

          (c) The Subadviser shall not be liable to the Adviser its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or its shareholders for (i) any acts of the Adviser or any other subadviser to a Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that the Subadviser shall manage the portion of the Assets of a Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section 1of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) only with respect to the portion of Assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Corporation and any other subadviser with respect to the portion of a Portfolio's assets not allocated to the Subadviser and with respect to any other portfolio of the Corporation.

     10. CONFIDENTIALITY. Subject to the duty of the Subadviser, the Adviser and the Corporation to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Portfolio and the actions of the Subadviser, the Adviser and the Corporation in respect thereof.

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     11.  PERMISSIBLE INTERESTS.  Directors and agents of the Corporation are or may be interested  in the  Subadviser  (or any successor  thereof) as directors,
partners,  officers,  or  shareholders,  or  otherwise;   directors,   partners,
officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

     12. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Corporation.

          With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 60 days' written notice to the Adviser and the Corporation. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

          This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

     13. SEVERABILITY. This Agreement constitutes the entire Agreement between the parties hereto. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     14. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

     15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     16. SEPARATE SERIES. Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all

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


debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

     17. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:


     Subadviser:       Boston Partners Asset Management, L.P.
                       28 State Street, 21st Floor
                       Boston, MA 02109
                       Attention: William J. Kelly, Principal

     Adviser:          SunAmerica Asset Management Corp.
                       The SunAmerica Center
                       733 Third Avenue, Third Floor
                       New York, NY 10017-3204
                       Attention: Robert M. Zakem
                       Senior Vice President and
                       General Counsel

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


     IN  WITNESS  WHEREOF,   the  parties  have  caused  their  respective  duly
authorized officers to execute this Agreement as of the date first above written.


                              SUNAMERICA ASSET MANAGEMENT CORP.



                              By:
                                  ----------------------------------------------
                                  Name:    Peter A. Harbeck
                                  Title:   President & CEO



                              BOSTON PARTNERS ASSET MANAGEMENT, L.P.



                              By: BOSTON PARTNERS INC., (D/B/A BPAM INC., IN CA)
                                  THE GENERAL PARTNER


                              By:
                                  ----------------------------------------------
                                  Name:    William J. Kelly
                                  Title:   Treasurer

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